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EXHIBIT 11--STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

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

                                      Three Months Ended            Nine Months Ended
                                           March 31,                      March 31,
                                    ------------------------     --------------------------
                                       1997         1996             1997          1996
                                    -----------  -----------     -----------    -----------
PRIMARY:
   Average shares outstanding         7,126,444    5,378,766       6,823,108      5,372,418
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using average market price         173,262      306,364         221,627        250,070
                                    -----------  -----------     -----------    -----------
TOTAL                                 7,299,706    5,685,130       7,044,734      5,622,488
                                    ===========  ===========     ===========    ===========

Net income                          $ 1,267,000  $ 1,047,000     $ 4,230,000    $ 2,017,000
                                    ===========  ===========     ===========    ===========

Per share amount                    $       .17  $       .18     $       .60    $       .36
                                    ===========  ===========     ===========    ===========


FULLY DILUTED:
   Average shares outstanding         7,126,444    5,378,766       6,823,108      5,372,418
   Net effect of dilutive stock
     options and warrants--based
     on the treasury stock method
     using the higher of ending
     or average market price            173,262      329,522         221,627        322,872
                                    -----------  -----------     -----------    -----------
TOTAL                                 7,299,706    5,708,288       7,044,734      5,695,290
                                    ===========  ===========     ===========    ===========

Net income                          $ 1,267,000  $ 1,047,000     $ 4,230,000    $ 2,017,000
                                    ===========  ===========     ===========    ===========
Per share amount                    $       .17  $       .18     $       .60    $       .35
                                    ===========  ===========     ===========    ===========
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